Exhibit 99.1

KULR Technology Receives Authorization for Expanded Battery Coverage to its Existing Department of Transportation Special Permit

Upgraded DoT Special Permit Authorizes KULR to Include Transportation of Reused, Refurbished, and Retrofitted Batteries

SAN DIEGO / GLOBENEWSWIRE / September 30, 2021 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading developer of next-generation lithium-ion battery safety and thermal management technologies, announced that the U.S. Department of Transportation (“DoT”) authorized a modification to its existing DoT Special Permit (SP21139) to now include the transportation of reused, refurbished, and retrofitted lithium-ion and metal batteries for recycling. KULR’s upgraded special permit significantly reduces administrative requirements for both existing and potential customers by streamlining real-time operations, which provide substantial cost and time savings.

The authorized modification ensures the Company’s KULR-Tech Safe Case addresses batteries of any condition: new, used, recycled, refurbished, reused, prototyped or DDR (damaged, defective, or recalled). The special permit provides exceptions from shipping papers and employee training when shipping lithium batteries up to 2.1 kilowatt-hours (“kWh”). The permit also authorizes the exceptions based on using KULR’s specially designed thermally protective packaging which incorporates the Company’s patented thermal runaway shield (“TRS”) technology.

"As we've seen with the largest automotive manufacturers making strategic investments in battery recycling as well as the recent spate of battery recycling IPO’s, the market is starting to recognize the importance of this matter in the circular economy, which is expected to grow to $21 billion by 2025,” said KULR COO Keith Cochran. "With KULR's space-proven, patent-pending technologies and DoT special permits in place, we are well positioned to be the leading provider of battery storage and transportation solutions that services the largest OEM’s and service providers in the industry."

The authorized expansion of permit SP21139 was awarded on September 24th, 2021.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company's roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 19, 2021. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Contact:

Derek Newton

Head, Media Relations

Main: (786) 499-8998

Derek.Newton@KULRTechnology.com

Investor Relations:

Tom Colton or Matt Glover

Gateway Investor Relations

Main: (949) 574-3860

KULR@gatewayir.com